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                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022




May 7, 1998


Mueller Industries, Inc.
6799 Great Oaks Road
Suite 200
Memphis, TN  38138

Ladies and Gentlemen:

We have acted as counsel to Mueller Industries, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about May 11, 1998 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of 300,000 shares of common stock, par value $.01 per share (the "Common Stock") which are issuable upon exercise of stock options granted or to be granted under the Mueller Industries, Inc. 1998 Stock Option Plan (the "Plan").

As counsel for the Company, we have examined, among other things, such Federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that in our opinion the shares of Common Stock issuable upon exercise of stock options granted or to be granted under the Plan have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan for consideration in excess of $.01 per share, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.





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We are  members  of the Bar of the  State of New York and do not  purport  to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

Very truly yours,

/s/ Willkie Farr & Gallagher



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